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     As filed with the Securities and Exchange Commission on June 12, 2001


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 12, 2001



           Nevada                       33-65573                 84-1408762
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(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)         Identification No.)


    1801 Century Park East, Suite 1830, Los Angeles, California 90067 - 2320
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            (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code  (310) 777-8889
                                                    --------------

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On March 15, 2001, the registrant filed a Current Report on Form 8-K and announced the completion of a series of transactions among the registrant, its first-tier wholly-owned subsidiary, 1129 Holding Inc., a Delaware corporation ("1129"), and its second-tier wholly-owned subsidiary, Cetalon Company of Canada, a corporation then known as 3051356 Nova Scotia Company ("Cetalon Canada"). In the initial transaction in February of 2001, Cetalon Canada acquired the assets of Claydan Enterprises Inc., a privately held corporation ("Claydan"). The acquired assets and business operations of Claydan constituted virtually the entire operating assets of Cetalon Canada, as a result of which Cetalon Canada adopted the May 31 fiscal year-end of Claydan. As of the date of the Claydan transaction, virtually all of the operations of 1129 were conducted through Cetalon Canada. Accordingly, 1129 also adopted the May 31 fiscal year-end, and through Cetalon Canada, became the "Accounting Acquiror" for purposes of the Claydan transaction.

        Approximately one month following the Claydan transaction, the stockholders of 1129 and the registrant engaged in a share exchange transaction, as a result of which 1129 became a wholly-owned subsidiary of the registrant. The share exchange was classified as a "Reverse Acquisition."

        As previously disclosed, concurrent with the closing of the Reverse Acquisition, and in connection with the transactions contemplated thereby, the registrant disposed of all of the capital stock of its wholly-owned subsidiary, Cap's Wholesale Sporting Goods, Inc. ("Caps"). The assets and business operations of Caps were insubstantial. Thus, the registrant has also adopted the May 31 fiscal year-end of the Accounting Acquiror.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  CETALON CORPORATION

Date: June 11, 2001                               By: /s/ A. JOHN A. BRYAN
                                                      -------------------------
                                                      A. John A. Bryan
                                                      Vice-Chairman and
                                                      Chief Financial Officer